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                                                  Doc.-No.____________/1997/124

                                  Notarial Deed

Transacted at Basel, Switzerland, this 18th (eighteenth) of December 1997 (nineteen hundred and ninety seven)

Before me, the undersigned

                             Dr. iur. Werner Wenger

duly authorized and appointed Swiss Notary Public with offices at CH-4010 Basel, Aeschenvorstadt 55 there appeared today:

1. Dr. Alexander Loos, born 17 (seventeenth) May 1950, German citizen with residence at 40212 Dusseldorf, Konigsallee 92a acting not in his own name, but in the name and on behalf of

     Terex Mining Equipment Inc., a company duly incorporated under the laws of Delaware with registered offices in Westport, Connecticut, USA as attorney without authorization and subject to ratification.

2. Mr. Jurgen Georg Ralf Dircks, born 13 (thirteenth) January 1950, German citizen, with residence at D-44149 Dortmund, , Karl-Funke Stra(beta) 30, living at D-50453 Cologne, Peter-Burchem-Strasse 4, acting not in his own name, but in the name and on behalf of

     O&K Orenstein & Koppel Aktiengesellschaft with registered offices in Berlin
     and   registered   with  the   Commercial   Register  of  the   Amtsgericht
     Berlin-Charlottenburg under 93 HRB 1167

     as attorney without authorization and subject to ratification.

     2.1. The undersigned notary is requested to attach to this deed the simple written ratifications of Terex Mining Equipment, Inc. and of O&K Orenstein & Koppel Aktiengesellschaft after having received them.

     With regard to this deed there have been notarized three referenced deeds, namely the notarial deeds of notary Stephan Cueui, domiciled in Basel, Switzerland, A.-Prot 1992/297 of 16 and 17 December and A-Prot 1997/302 of 17 and 18 December 1992 as well as the notarial deed of the acting notary of 18 December 1997, A-Prot 1997/123 hereinafter collectively referred to as "Disclosure Memorandum." Such referenced deeds are hereby referred to. The referenced deeds have been available as originals during the notarization of this deed. Their contents are known to the attendants. The attendants have waived that such deeds be read out or attached.

     The attendants as identified by German Federal Identity card thereafter asked for the notarization of the following:

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                                       2


                            Share Purchase Agreement

                                      Section 1

              Subject Matter of this Agreement/Corporate Ownership

1. The registered (share) capital of O&K Mining GmbH with registered offices in Dortmund and registered with the Commercial Register of the Amtsgericht Dortmund under HRB 5486 amounts to DM 20,000,000. The share capital is divided as follows:

         one share in the nominal amount of                DM         19,000
         one share in the nominal amount of                DM          1,000
         one share in the nominal amount of                DM         30,000
         one share in the nominal amount of                DM     19,950,000
                                                           -----------------
                                                           DM     20,000,000

     O&K Orenstein & Koppel  Aktiengesellschaft,  hereinafter sometimes referred
     to  as  the   "Seller,"  is  the  sole  and   unrestricted   owner  of  the
     aforementioned shares.


2.   On  December  28,  1993 the  Seller  and O&K  Mining  GmbH  entered  into a controlling and profit and loss pooling agreement, which has been registered with the Commercial Register of O&K Mining GmbH on July 13, 1994.


3.   O&K Mining GmbH is the sole owner of all shares in the following companies:

     3.1. O&K Australia Pty. Ltd. (Construction and Mining Machinery) with registered offices at Seven Hills, Australia, and with a subscribed capital in the amount of 7,010,000 AUD;

     3.2. O&K Orenstein & Koppel Ltd. with registered offices at Watford Village, Northampton, England, and with a subscribed capital in the amount of 8,253,000 GDP; O&K Orenstein & Koppel Ltd. is the sole shareholder of O&K Ireland Ltd. with registered office at Dublin, Ireland, and with a subscribed capital in the amount of 1,000 IEP;

     3.3. O&K Orenstein & Koppel Inc. with registered offices at Winterburn, Alberta, Canada, and with a subscribed capital in the amount of 2,600,000 CAD;

     3.4. O&K Far East Pte. Ltd. with registered offices in Singapore, Singapore and with a subscribed capital in the amount of 300,000 SGD;

     3.5. O&K Orenstein & Koppel (South Africa) Pty. Ltd. with registered offices at Germiston, Republic of South Africa, and with a subscribed capital in the amount of 63,570,000 ZAR;

     3.6. O&K Orenstein & Koppel Inc. with registered office at Austell, Georgia, USA, and with a subscribed capital in the amount of 1,200 USD.
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                                       3


4.   O&K  Mining  GmbH  and  the   aforementioned   companies  are   hereinafter
     collectively sometimes referred to as "O&K Mining Group."

5. Neither O&K Mining GmbH nor any of its subsidiaries, as completely enumerated under para. 3.1 to 3.6 owns any shares, quotas, or other participation rights or any options to acquire or subscribe for such participation rights in any other company, enterprise or silent partnership nor is there any obligation of the O&K Mining Group to acquire or subscribe for any such participation right except with respect to the private limited company which is planned to be established as a wholly-owned subsidiary of O&K Mining GmbH with registered offices in Jarkarta, Indonesia.

6. Seller shall take over the shares in O&K Ireland Ltd. with registered offices at Dublin, Ireland at the Closing Date, the latest Seller does not owe any consideration for the acquisition of shares in O&K Ireland Ltd.

                                    Section 2

                      Sale of the Shares in O&K Mining GmbH

1. The Seller herewith sells with economic effect as of the Effective Date (Section 5 of this Agreement) all of its shares in O&K Mining GmbH as described in Section 1 para. 1 of this Agreement, including all rights and obligations attached thereto, including all rights to receive dividends and profits for the fiscal year beginning on January 1, 1998, to Terex Mining Equipment, Inc., hereinafter sometimes referred to as the "Buyer." The Buyer hereby accepts such sale.

2. The controlling and profit and loss pooling agreement between the Seller and O&K Mining GmbH, as described in Section 1 para. 2 above, shall be terminated with effect of expiry of December 31, 1997. The Parties undertake to put each other for their internal relationship in a position they would be in if O&K Mining GmbH has neither gained any profits nor suffered any losses in the financial year ending December 31, 1997, and, subject to Section 4 para 4 last half sentence, hold each other harmless from all rights and obligations arising out of and in connection with the profit and loss pooling agreement.

3. The execution in rem and the assignment of the shares shall take place by virtue of a separate notarial deed, subject to the provisions of Section 5 of this Agreement.

                                    Section 3

                          Consideration/Purchase Price

1. Upon execution in rem of this Agreement (Section 5) the Buyer shall provide Seller with funds in the aggregate amount of

                                DM 320,000,000.--
              (say: three hundred and twenty million Deutschmarks)

           - hereinafter sometimes referred to as the "Consideration"

         Such funds shall be provided by Buyer to Seller as follows:

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                                       4

     1.1. The Buyer shall pay to the Seller cash funds in the amount of DM 280 million by way of wire transfer to an account of the Seller to be denoted by the Seller.

     1.2. The Buyer shall further issue to the Seller 8 bearer notes ("Inhaberschuldverschreibungen") in the nominal amount of 5 Mio DM each and in the total nominal amount of DM 40 millions bearing interest at a rate of 6-Month-LIBOR for DM plus 8 per cent, per annum in accordance with the wording agreed to.

     The  Consideration can only be increased according to para. 8 hereinafter.

2. The funds in the aggregate amount of DM 320,000,000 to be provided for by Buyer to Seller pursuant to para. 1 shall become due and payable upon execution in rem (Section 5 of this Agreement) against "Zug um Zug") transfer of all shares not encumbered with rights of third parties, in O&K Mining GmbH. Out of these funds an amount of

                                DM 160,000,000.--
                (say: one hundred and sixty million Deutschmarks)

     shall be allocated as the purchase price for the shares in O&K Mining GmbH sold hereunder, including the rights to receive dividends and profits for the fiscal year 1998 and thereafter.

          - hereinafter sometimes referred to as the "Purchase Price."

3. The Seller undertakes and guarantees to use the remaining funds immediately for the repayment of Net Financial Liabilities pursuant to Section 4 of this Agreement.

4. As regards the Buyer's obligation to provide the Seller with funds in the aggregate amount of DM 320,000,000 pursuant to para. 1, any rights of the Buyer to set off and/or to withhold the Consideration or any part thereof vis-a-vis the Seller are hereby expressly waived and excluded, except for claims which have been conceded by the Seller, or which are subject to a final and binding decision of a competent court.

5. The Purchase Price is based on the Seller's commitment that the consolidated net financial liabilities of O&K Mining Group as of Closing Date (hereinafter referred to as "Net Financial Liabilities") does not exceed an amount of DM 160 million and that the consolidated working capital of the O&K Mining Group as of the Closing Date (hereinafter referred to as "Net Working Capital") amount to minimum DM 260 million.

     5.1. The Net Financial Liabilities of the O&K Mining Group shall be the balance of

          5.1.1. the liabilities of O&K Mining Group to external financial creditors from borrowings ("Darlehen"), liabilities in other currencies than DEM shall be converted to DEM on the basis of the selling rate determined by the Frankfurt Foreign Exchange for the respective currency on the last banking day preceding the Closing Date;

          5.1.2. plus liabilities to Seller from intercompany cash management and clearing;

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                                       5


          5.1.3. minus checks received and subsequently paid, cash at bank and in hand postal giro balances and central bank balances, if in other currencies than DEM converted to DEM on the basis of the purchase rate determined by the Frankfurt Foreign Exchange for the respective currency on the last banking day preceding the Closing Date.

     5.2. The Net Working Capital of the O&K Mining Group shall be the balance of

          5.2.1. all stock minus deposits received;

          5.2.2.  plus  all  accounts   receivables   including  those  accounts
               receivables vis-a-vis affiliated and associated companies other than the companies of the O&K Mining Group.

          5.2.3. minus all accounts payable arising from trade liabilities including accounts payable arising from trade liabilities vis-a-vis affiliated and associated companies other than the companies of the O&K Mining Group.


         Stock, accounts receivables and accounts payable accounted for in other currencies than DEM shall be converted to DEM on the basis of the purchasing rate determined by the Frankfurt Foreign Exchange for the respective currency on the last banking day preceding the Closing Date.

     5.3. The amount of the net Financial Liabilities as of the Closing Date shall be determined by the parties within a period of thirty (30) days after the Closing Date on the basis of the statements of the banks, and of statements relating to the group clearing accounts confirmed by C&L Deutsch Revision AG Wirtschaftsprufungsgesellschaft and confirmed by Dr. Kocke & Partner GmbH, member of Price Waterhouse, Dusseldorf.

     5.4. The amount of the Net  Working  Capital  as of  Closing  Date shall be determined within the same period. The Net Working Capital as of Closing Date shall be derived from the audited annual financial statements of the O&K Mining GmbH and the companies listed in Section 1 para. 3 as of December 31, 1997 which shall be submitted by Seller to the Buyer seven days prior to Closing Date, the latest (hereinafter the "Annual Financial Statements 1997"), and shall be brought down ("fortgeschrieben") to the Closing Date. The entries made to the Annual Financial statements 1997 to arrive at Net Working Capital at the Closing Date will be made in accordance with the German generally accepted accounting and valuation principles and, where permissible, in a manner that is consistent with the past practice of the company and that such entries fairly represent the changes to such accounts of the O&K Mining Group for the time since January 1, 1998. Such entries have to be confirmed by C&L Deutsche Revision AG Wirtschaftsprufungsgesellschaft and confirmed by Dr. Kocke & Partner GmbH, member of Price Waterhouse, Dusseldorf.

6. If and to the extent the actual Net Financial Liabilities exceed the aforementioned amount of DM 160 million as of Closing Date, the Seller shall be entitled to acquire with effect as of the Closing Date accounts receivables and/or other current assets of O&K Mining GmbH, and/or of one of the companies listed in Section 1 para. 3 above, in order to reduce the

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                                       6

     Net Financial Liabilities to the target of DM 160 million, provided that the Net Working Capital meets or exceeds DM 260 Mio. The acquisition of accounts receivables shall be undertaken by way of factoring or forfeiting factoring. Accounts receivables in currencies other than DEM shall be converted according to the official middle rate determined by the Frankfurt foreign exchange at the last banking day prior to Closing Date. Seller shall select, at its own discretion but subject to the consent and approval of the Buyer, the accounts receivables and/or other current assets he acquires. Buyer shall not unreasonably withhold his consent and approval. The Buyer represents and warrants that the O&K Mining Group shall support the Seller by using its best efforts to collect the acquired accounts receivables and/or to realize the value of the other acquired assets respectively. If on the Closing Date, after any purchase of current assets according to the aforesaid, the Net Financial Liabilities exceed DM 160 million, then the Purchase Price will be reduced by the amount of such excess.

7. If and to the extent the Net Financial Liabilities shall be lower than the aforementioned amount and the Net Working Capital meets or exceeds the amount of DM 260 million, the allocation of the Consideration to the Purchase Price shall be increased by the amount by which the Net Financial Liabilities fall short from the amount of DM 160 million.

8. If, after the purchase of current assets according to para. 6 hereof, the Net Financial Liabilities meet the amount of DM 160 million, whereas the Net Working Capital is less than DM 255 million, then the Seller is obliged to repay an amount equaling the shortfall from DM 255 million. If, after the purchase of current assets according to para. 6 hereof, the Net Financial Liabilities meet the amount of DM 160 million, whereas Net Working Capital on the Closing Date exceeds the amount of DM 265 million, then Buyer is obliged to pay the amount by which the Net Working Capital exceeds DM 265 million. Irrespective of the allowance ("Freibetrag") of DM 5 million to the committed Net Working Capital, Seller shall use its best efforts to secure that O&K Mining GmbH shall have a Net Working Capital on Closing Date of DM 260 million.



                                    Section 4
                   Assumption of the Financing Responsibility

1. Upon execution in rem of this Agreement, the Net Financial Liabilities of the O&K Mining Group as of the Closing Date in the amount of DM 160 million shall be repaid out of the Consideration to be provided by the Buyer to the Seller pursuant Section 3 para. 1 of this Agreement as follows:

     1.1. Seller, in lieu of performance, shall accept for the repayment of a corresponding partial amount of the debit balance of O&K Mining Group on the group clearing account conducted by the Seller the bearer notes issued by Buyer to the Seller.

     1.2. The Seller undertakes to use the cash funds provided by Buyer to Seller immediately for the repayment of liabilities of the companies of the O&K Mining Group to external financial creditors from loans. The remaining amount shall be deemed as full repayment of all Net Financial Liabilities of O&K Mining Group to the Seller from the group clearing account (Section 267 para. 1 German Civil Code/BGB).

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                                       7


     1.3. If and to the extent the Net Financial Liabilities shall be lower than the amount of DM 160 million, Seller shall keep the amount which is not required for repayment of Net Financial Liabilities as additional Purchase Price pursuant to Section 3 para. 7 to settle the remaining Net Financial Liabilities.

     1.4. If and to the extent the Net Financial Liabilities on Closing Date shall exceed the amount of DM 160 million, Seller is entitled and obliged to use the purchase price for accounts receivables and/or other current assets acquired by Seller as provided for in Section 3 para. 6 to settle the remaining Net Financial Liabilities. The Buyer represents and warrants that the O&K Mining Group shall support the Seller by taking all required measures in connection with the settlement of the remaining Net Financial Liabilities.

          The Seller represents and warrants that the Net Financial Liabilities of the O&K Mining Group reduced through any means arising from the acquisition of accounts receivables and/or other current assets under
          Section 3 para. 6 by the Seller will be completely settled through the funds provided by the Buyer to the Seller as described above.

2. Upon execution in rem of this Agreement and settlement of the Net Financial Liabilities as described above, the Buyer shall assume the entire financing responsibility for the O&K Mining Group.

3. As of the execution in rem of this Agreement, the Buyer further undertakes to use its best efforts to release the Seller from all liabilities, in particular arising out of credit orders ("Kreditauftrage"), collaterals ("Burgschaften") and any warranties for the O&K Mining Group, guarantees ("Avalen"), comfort letters and group liability declarations, guarantees in connection with repurchase obligations and indemnity letters ("Ausfallgarantien") and the like assumed for customers of the O&K Mining Group. A survey of such liabilities as of October 31, 1997, has been disclosed in the Disclosure Memorandum and will be permanently updated up to Closing Date.

4. The Buyer represents and warrants that O&K Mining GmbH will comply with all of its obligations and liabilities for which Seller can be held liable for, including out of such securities Seller will possibly taken out in connection with the termination of the controlling and profit and loss pooling agreement between the Seller and O&K Mining GmbH according to
     Section 303 Stock Corporation Act/Aktiengesetz; it is being understood that neither O&K Mining GmbH nor Buyer will be required to provide securities.

5. With effect as of the execution in rem of this Agreement, the Seller is entitled to revoke all credit orders which it has issued in favor of O&K Mining GmbH and/or the companies mentioned in Section 1 para. 3. Without prejudice to this right, the Buyer shall guarantee to the Seller that the credit orders issued by the Seller and the credit lines provided or guaranteed by it shall no longer be used.

                                    Section 5

                  Effective Date / Execution in rem and Closing

1. The sale and the transfer of the shares in O&K Mining GmbH, including the rights to receive profits and dividends, shall become economically effective between the parties upon expiry of December 31, 1997 (heretofore

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                                       8


     and hereinafter sometimes referred to as the "Effective Date"). Except as expressly provided for in this Agreement, the parties shall put each other upon execution in rem of this Agreement in a position they would have been if the Agreement had been executed in rem on the Effective Date. The Buyer shall not bear any costs or expenses in addition to the Consideration due to discrepancy ("Auseinanderfallen") of Effective Date and Closing Date.

2. The management board of Seller ("Vorstand") will seek approval by its shareholders' meeting for the concept of the sale of the mining business of the O&K group as a matter of legal precaution, in particular with respect to the decisions of the German Federal Supreme Court ("Bundesgerichtshof") regarding the participation of the shareholders' meeting with respect to essential structural measures (see BGHZ 83, 122). Therefore, the parties agree that an obligation to execute this Agreement in rem shall only exist under the condition precedent that

     2.1. the shareholders' meeting will have approved the concept of the sale in the form as provided for by the requirements of the German Stock Corporation Law/Aktiengesetz and

     2.2. the management board of the Seller, on the basis of its due assessment of the circumstances and in compliance with its obligations to the company in accordance with German Stock Corporation Law, is entitled to execute this Agreement in rem.

          Independent and regardless of the foregoing conditions precedent, the management board of the Seller will recommend the concept of the sale of the mining business and use its best efforts to obtain the shareholders' approval.

3. The Seller shall notify the Buyer as soon as the conditions for execution in rem as set forth in para. 2 above, have been met. Seller and Buyer then shall prepare the execution in rem within the following five weeks. Execution in rem of this Agreement shall take place on the 35th day following the receipt of the Seller's notification by Buyer pursuant to sentence 1 (heretofore and hereinafter sometimes referred to as "Closing Date").

4. If the management board of the Seller does not notify the Buyer by 31st March, 1998 that the conditions of execution in rem have been met, Buyer shall be entitled to withdraw from this Agreement within fourteen days following the 31st March, 1998. If the management board of the Seller has not serviced the mentioned notification by 20th May, 1998, then either party shall be entitled to withdraw from this Agreement. The parties hereto agree that in case of such withdrawal, any further claims do not exist and are herewith expressly waived and excluded.

5. Upon execution in rem, the shares in O&K Mining GmbH shall be transferred and assigned to the Buyer, and all further actions and measures under this Agreement shall be taken against ("Zug um Zug") payment of the Consideration.

6. Notwithstanding the execution in rem of this Agreement, the Buyer shall grant access to all documents and information of the O&K Mining Group to the Seller as subject of the uniform structure for corporate tax purposes ("korperschaftsteurliche Organschaft") and, by way of an agreement in favor of third parties ("Vertrag zugunsten Dritter, Section 328 BGB"), to Fried, Krupp AG Hoesch-Krupp as subject of the uniform structure for purposes of

     VAT and trade tax ("urnsatz- und gewerbesteuerliche Organschaft"), if and to the extent the seller and/or Fried Krupp AG Hoesch-Krupp require such documents and information for their tax purposes concerning the period until and including December 31, 1997.

                                    Section 6

                   Relationship between O&K Mining and Seller

Based on the joint understanding and assumption that the existing delivery and services relationships and agreements between O&K Mining GmbH and the companies listed in Section 1 para. 3 on the one side, and the Seller or the companies controlled by the Seller on the other side have to fit the interests of the companies of the O&K Mining Group, the Parties agree that in principle such existing delivery and services relationships and agreements shall survive Closing Date. Notwithstanding the aforesaid, Buyer shall review such existing delivery and services relationships and may withdraw from this Agreement by January 31, 1998, the latest, in case the review leads Buyer to the view that a continuation of such delivery and services relationships and agreements do not fit the interests of the O&K Mining Group.

                                    Section 7

                                   Guarantees

The Seller guarantees ("garantiert") in favor of Buyer within the meaning of an independent promise of guarantee ("selbstandiges Garantieversprechen") that subject to the provisions of Section 8 para. 6, the following is true and correct on the date of signing of this Agreement and, if expressly provided for hereinafter, on the Effective Date and/or the Closing Date:

1.   Corporate Guarantees

     1.1. All information given in Section 1 regarding the corporate structure of the O&K Mining Group and the ownership in the shares is complete and correct. The Seller has the corporate power and unrestricted authority to sell the shares in O&K Mining GmbH according to the provisions of this Agreement.

     1.2. The shares in O&K Mining GmbH are the sole property of the Seller and are not encumbered with rights of third parties. There are no agreement with third parties with respect to the shares, in particular no preemptive rights ("Vorkaufsrechte"), call options ("Andienungspflichten"), shareholder agreements, trust or fiduciary relationships or similar arrangements. The rights and obligations of the shareholders are exclusively governed by the articles of association as disclosed on the Disclosure Memorandum.

     1.3. The shares in the companies listed in Section 1 para. 3 are the sole property of the O&K Mining GmbH and they are not encumbered with rights of third parties. There are no arrangements with third parties with respect to the shares, in particular no preemptive rights ("Vorkaufsrechte"), put options ("Andienungspflichten"), shareholder agreements, trust or fiduciary relationships or similar arrangements. There are no other shareholder agreements than those disclosed in the Disclosure Memorandum.

     1.4. O&K Mining GmbH is a limited liability company, duly established under the laws of the Federal Republic of Germany and validly existing under the articles of association as of June 28, 1994. There is no registration with the commercial register pending, regarding shareholders' resolutions to change or amend the articles of association. The companies listed in Section 1 para. 3 are duly established and validly existing under the laws of the relevant jurisdiction and the relevant articles of association as disclosed in the Disclosure Memorandum.

     1.5. All shares and participation rights ("Beteiligungsrechte") presently owned by or existing in or subscribed for by any company of the O&K Mining Group are fully paid up, and any respective contribution in kind or in money has been made in full and has not been repaid neither directly nor indirectly to the respective holder, owner or subscriber or any third party closely connected ("nahestehende Dritte") with Seller. The GmbH interests are non assessable ("nicht nachschu(beta)pflichtig"). There are no obligations to repay any contribution on shares and participation rights ("Beteiligungsrechte").

     1.6. There are no controlling or profit and loss pooling agreements or any other agreements within the scope of Section 291, 292 Stock Corporation Act ("Unternehmensvertrage") between O&K Mining GmbH or the companies listed in Section 1 para. 3 on the one side and third parties on the other side. Neither O&K Mining GmbH nor the companies listed in Section 1 para. 3 of this Agreement is party to an agreement according to which they have in toto or in part to transfer to or to share their profits with a third party. The aforesaid shall not apply to arrangements to share profits under labor law. The controlling and profit and loss pooling agreement referred to in Section 1 para. 2 shall be terminated with effect of expiry of December 31, 1997.

     1.7. The O&K Mining Group is not overindebted ("uberschuldet") or insolvent ("zahlungsunfahig").

     1.8. The aforementioned guarantees under para 1.1 to 1.7 shall also be true and correct on Closing Date, except that Seller shall have acquired the O&K Ireland Ltd. by Closing Date, the latest (Section 1 para. 6 of this Agreement).

2.   Annual Financial Statements

     2.1. The annual financial statements of O&K Mining GmbH as of December 31, 1996 and as of December 31, 1997 bearing the unqualified certificate of C&L Deutsche Revision AG Wirtschaftsprufungsgesellschaft have been prepared with the due diligence of an orderly and prudent business man in accordance with the German generally accepted accounting and valuation principles and, where permissible, in a manner that is consistent with the past practice of the company. Such financial statements present a true and fair view of the asset position
          ("Vermogenslage"), financial position ("Finanzlage") and earnings position ("Ertragslage") of the company within the meaning of Section 264 para. 2 German Commercial Code/HGB at the relevant date of the balance sheet.

     2.2. Taking into consideration that the companies listed in Section 1 para. 3 continued to be economically integral member entities of the O&K Mining Group, the annual financial statements of the companies listed in Section 1 para. 3 as of December 31, 1996 and as of December 31, 1997, have or will have been prepared and certified in accordance with the generally accepted accounting and valuation principles applicable in the respective country and, where permissible, in a manner that is consistent with the past practice of the company. Based on the aforesaid assumption, such financial statements converted for consolidation purposes into German law (balance sheet II/ "Handelsbilanz II") present a true and fair view of the asset position ("Vermogenslage"), financial position ("Finanslage") and earnings position ("Ertragslage") of the company within the meaning of Section 264 para. 2 German Commercial Code/HGB at the relevant date of the balance sheet.

     2.3. Seller is not aware of any liabilities in excess of DM 100,000 in each individual case of the O&K Mining Group which are not reflected in the financial statements referred to in para. 2.1 and 2.2 and the notes thereto but which should have been reflected therein in accordance with the generally accepted accounting and valuation principles applicable in the respective country, except for ordinary course payments under agreements and arrangements previously disclosed or made available to Buyer.

     2.4. The aforementioned guarantees under para. 1 to 3 shall also be true and correct on Closing Date.

3.   Business Premises and Sites

     3.1. The list of all owned and/or leased real estate, business premises and sites as disclosed in the Disclosure Memorandum, including also the real estate not necessarily required for operations, is complete and correct.

     3.2. Unless otherwise disclosed in the Disclosure Memorandum, O&K Mining GmbH and/or the companies listed in Section 1 para. 3 are either the sole owner of the real estate listed in the Disclosure Memorandum, or have a right to use the real estate on the basis of a rental or lease agreement or any other arrangement granting a right of use as disclosed in the Disclosure Memorandum.

     3.3. To the best of Seller's knowledge, there are no restrictions or covenants which would affect the present use of the business premises and sites by O&K Mining GmbH or one of the companies listed in Section 1 para. 3 of this Agreement on the basis of a rental or lease agreement or any other arrangement granting the right of use as disclosed in the Disclosure Memorandum, or the continued conduct of the respective business in its present form as owner of the real estate.

4.        Other Fixed Assets and Current assets

         By collateral agreement ("Raumsicherungsubereignungsvertrag") dated June 12, 1996, O&K Mining GmbH transferred and assigned the machinery, equipment and fittings of the Dortmund factory, except as those machinery, equipment and fittings are owned by the Seller as part of its real estate ("wesentliche Bestandteile"), as collateral for financial debts of the Seller to the Dresdner Bank AG, branch Essen/Dortmund, the latter acting as trustee for a banking pool secured by charges on real property ("Grundschuldsicherheiten-Pool"). With commercial effect as per Closing Date, latest in exchange for the Buyers' performance of his obligations under section 3 and 4 above, the Seller undertakes and warrants as of the aforementioned machinery, equipment and fittings will be transferred to O&K Mining GmbH. Except as aforesaid, as of Closing Date all other fixed and current assets are sole and unrestricted property of the O&K Mining Group, and are free of rights of any third parties, with the exception of retention of title clauses and liens under law or other securities within the scope of the ordinary course of business.


1.   Intellectual Property Rights

     1.1. The Disclosure Memorandum sets out a correct and complete list of all patents including utility patents and design patents ("Patente", "Gebrauchsmuster" and "Geschmacksmuster"), and trademarks/service marks (including logos), including respective applications which are owned by, licensed to or used in the business of the O&K Mining Group for products designed, manufactured and distributed as of the date of this Agreement or in development as of the date of this Agreement (hereinafter the "Rights"). The Disclosure Memorandum sets out a correct and complete list of all of such Rights which are owned by the O&K Mining Group.

     1.2. The O&K Mining Group has fully carried out its business activities and has used all the trademarks/service marks included in the Rights owned by the O&K Mining Group to the extent required by law for the O&K Mining Group to register and enforce such trademarks/service marks. Third parties neither have challenged nor have threatened to challenge the Rights by means of filing in writing objections and for taking action in writing for cancellation vis-a-vis Seller and/or the O&K Mining Group.

     1.3. The O&K Mining Group owns and/or is entitled to use the business secrets and the other know-how of the O&K Mining Group used in its business (the business secrets and the know-how together "Know-How"). To the best knowledge of the Seller third parties do neither infringe the Rights nor make unauthorized use of the Know-How.

     1.4. To the best of Seller's knowledge, no intellectual property rights of third parties are conflicting with or prevent the unlimited use of the Rights and the Know-How unless disclosed in the documents deposited with the Notary.

     1.5. All rights owned by the O&K Mining Group as per signing this Agreement and Effective Date in as far as registered at all are properly registered and maintained or valid, or a proper application for registration has been filed with regard to such Rights owned by the O&K Mining Group.

     1.6. The Buyer is aware of the fact that O&K Mining GmbH has granted free, non-exclusive and non-assignable license rights to the Seller until the expiry of the patent to use the patents listed in the Disclosure Memorandum for the development, production, and distribution of hydraulic excavators. With the exception of such existing arrangements, the O&K Mining Group has not granted any license or agreed to pay or receive any royalty in respect of the Rights owned by the O&K Mining Group. The Rights owned by the O&K Mining Group are free and clear of any liens, encumbrances and other rights of third parties except statutory claims according to the German Arbeitnehmererfindungsgesetz.

     1.7. All rights licensed to, but not owned by the O&K Mining Group are shown in the Disclosure Memorandum and all such licenses are valid and enforceable and the O&K Mining Group is not in breach or default with respect to any such license or royalty agreements nor has it received any written notice of termination thereunder.

     1.8. The Disclosure Memorandum sets out a correct and complete list of all copyrights ("Urheberrechte") registered for the O&K Mining Group.

     1.9. The aforementioned guarantees under subpara. 2 (first sentence), subpara. 3 (first sentence), shall also be true and correct on Effective Date.

2.   Taxes and Other Levies

     2.1. O&K Mining GmbH and the companies listed in Section 1 para. 3 have, unless otherwise disclosed in the Disclosure Memorandum, duly and properly submitted all tax declarations and declarations with respect to social security payments to be made until signing of this Agreement, and have paid all taxes, social security payments and other contributions or levies under public law due and payable.

     2.2. O&K Mining GmbH and the companies listed in Section 1 para. 3 have paid the current and required advance payments for all relevant taxes, have duly withheld or collected all taxes the companies of O&K Mining Group is required to withhold or collect and, to the extent required, has paid such taxes to the proper governmental authorities.

     2.3. The last tax field audit ("steuerliche Au(beta)enprufung") of the O&K Mining GmbH and of the companies listed in Section 1 para. 3 has been carried out as listed in the Disclosure Memorandum.

     2.4. The aforementioned guarantees under para. 1 and 2 shall also be true and correct on Closing Date.

3.   Licenses and Permits

     To the  Seller's  knowledge,  O&K Mining GmbH and the  companies  listed in
     Section 1 para. 3 have all licenses and permits required under public and private law for the continuation of their current business and their operational facilities and equipment.

4.   Personnel, Employees

     4.1. The Disclosure Memorandum contains a complete list of all employees of O&K Mining GmbH and the companies listed in Section 1 para. 3 as of October 31, 1997 (including information on entries and leaves as far as foreseen by Seller as of signing this Agreement). The aggregate amount of salaries and wages ("Personalaufwand" within the meaning of Section 275 para. 2 number 6 of the German Commercial Code/HGB) paid by the O&K Mining Group to its employees from January 1, 1997 to

          December 31, 1997, does not exceed DM 60 Mio (based on currency exchange rates prevailing in 1997).

     4.2. The Disclosure Memorandum contains a complete list of all managing directors ("Geschaftsfuhrer") of O&K Mining GmbH and the companies listed in Section 1 para. 3 as of October 31, 1997. Except as disclosed in the Disclosure Memorandum, no managing director listed in the Disclosure Memorandum has given notice for early termination of his service agreement.

     4.3. The Disclosure Memorandum contains a complete list of all shop agreements ("Betriebsvereinbarungen") entered into by O&K Mining GmbH and/or the companies listed in Section 1 para. 3, which provide for an average financial obligation of more than DM 500, per employee and per year.

     4.4. The total amount of the cash value of the pension obligations imposed on O&K Mining GmbH has been disclosed in the Disclosure Memorandum by presentation of the corresponding actuarial expertise as of December 31, 1996. The underlying actuarial expertise opinions prepared by [Heissmann] comply with applicable tax laws and are correct under the principles under which they are prepared.

     4.5. The pension accruals of O&K Mining GmbH and/or one of the companies listed in Section 1 para. 3 as shown in their annual financial statements as of December 1996 for present or former employees having vested rights, who have direct pension claims ("Pensions, Betriebsrenten oder sonstige Altersversorgungsanspruche") have been established in accordance with the applicable tax laws. According to
          Section 28 para 1 sent. 2 EGHGB, the obligations of O&K Mining GmbH to O&K-Hilfe GmbH, Berlin, arising from indirect pension commitments or similar undertakings in the amount of DM 6,984,000 as of December 31, 1996 have not been accrued for.

5.   Insurances

     5.1. All material insurance contracts of O&K Mining GmbH are managed by Westdeutsche Assekuranz-Kontor GmbH, Essen ("WAKO"). A respective confirmation of coverage under the insurance contracts listed true and correct in the Disclosure Memorandum for the period until the Closing Date has been provided by WAKO.

     5.2. There are no claims filed by any company of the O&K Mining Group, but not yet regulated, for any of the listed insurance policies exceeding an aggregate amount of DM 1,000,000 or as a single claim the amount of DM 50,000 unless completely listed (by policy number, claimant, cause of damage, amount of damage, date of first knowledge of the insured risk coverage and state of regulation in the Disclosure Memorandum.

     5.3. The insurance cover as taken out and existing for O&K Mining GmbH and all benefits as they have for any case or insured risk caused and materialized prior to the Closing Date and covered under the terms and conditions of the aforementioned insurance contracts will be available and obtainable for two years following Closing Date and is not subject to any setoff or other compensation due to or attributable to any other case of damage, or to any insurance contract of any other company connected with seller (within the meaning of Section 15 German Stock Corporation Act/AktG) and will not be restricted on the Closing Date by a claims-made clause.

6.   Guarantees

          The Disclosure Memorandum contains a list of all guarantees and other sureties which may lead to financial obligations of O&K Mining GmbH or any of the companies listed in Section 1 para. 3 for any party other than the aforesaid companies in excess of DM 100,000 in each individual case, with the exception of customary performance and warranty guaranties and those guaranties which have been assumed in the ordinary course of business.

7.   Environmental

     7.1. Seller has disclosed to Buyer the decontamination scheme for the former business premises at Trojan Circle, Batavia, NY, owned by O&K Orenstein & Koppel, Inc., Georgia, USA. Seller shall take full responsibility for any environmental liability arising from such contamination of the aforementioned premises and shall indemnify and hold harmless O&K Orenstein & Koppel, Inc. and/or O&K Mining GmbH from all costs and expenses connected with the execution of the decontamination scheme as far as the aggregate costs and expenses for such decontamination cannot be covered and financed by current and future consideration (less lessor's expenses) from the lease and sale of such premises to the present tenant of the premises.

     7.2. To the best of Seller's knowledge, there is no further material contamination of soil and/or ground water and/or air by any toxic and/or hazardous substances on the business premises owned and/or leased by the O&K Mining Group the, cleaning up of which can be requested from the O&K Mining Group under any environmental laws as presently in full force and effect and as currently interpreted by the competent courts and which are not disclosed in the Disclosure Memorandum.

     7.3. Except as disclosed in the Disclosure Memorandum the O&K Mining Group is not involved in any administrative or court proceedings against any of the companies of the O&K Mining Group pending or threatening, regarding any contamination of soil and ground water or air on the business premises.

8.   Legal Disputes Litigation

     8.1. Except for collection matters which involve an amount of not more than DM 100,000 in each individual case and except for the litigation matters listed in the Disclosure Memorandum, no company of the O&K Mining Group is involved as defendant or plaintiff in any litigation proceedings. The Seller is not aware that any further litigation matters have been threatened in writing.

     8.2. To the best of Seller's knowledge, during the last three years prior to the Effective Date, neither product liability claims exceeding the amount of DM 10,000 in each case have been asserted against O&K Mining GmbH or one of the companies listed in Section 1 para. 3, nor have any of these companies notified an insurance company that such product liability claims have been asserted or settled.

     8.3. Seller has disclosed to Buyer the contractual exposures resulting from
          (i) the Services Agreement entered into between O&K Orenstein & Koppel, Ltd. and Foster Yeoman, Ltd., dated May 5, 1989, and (ii) the Agreement regarding the Lease of Railway Rolling Stock by Norwich Union Insurance Group (Equipment Finance) Limited to Foster Yeoman Limited, dated March 8, 1989, and (iii) the Agreement regarding the Lease of Railway Rolling Stock by Eastlease Limited to Foster Yeoman Limited, dated March 12, 1989, Seller shall indemnify and hold harmless O&K Orenstein & Koppel Ltd., Watford and/or O&K Mining GmbH from all liabilities as incurred from time to time by O&K Orenstein & Koppel, Ltd. or O&K Mining GmbH less any revenues generated in connection therewith, provided that such claims lie within the responsibility and/or liability of O&K Orenstein & Koppel, Ltd. prior to Effective Date, Section 8 para. 5 of this Agreement shall apply.

9.   Negative Representations

     The  companies of the O&K Mining Group are not party or subject to:

     9.1. rental, leasing or similar contracts with continuing obligations ("Dauerschuldverhaltnisse") which provide for an annual payment by the O&K Mining Group in excess of DM 500,000, in each individual case and which cannot be terminated by giving notice of up to twelve-months notice, with the exception of those listed in the Disclosure Memorandum;

     9.2. consultancy agreements which provide for an annual payment in excess of DM 300,000 -- in each individual case with the exception of those listed in the Disclosure Memorandum;

     9.3. obligations owed to a benevolent fund ("Hilfs-und Unterstutzungskassen") or to any other funds or parties other than employees of the O&K Mining Group with respect to pension arrangements or other agreements for payments in case of sickness disablement, or age with the exception of those listed in the Disclosure Memorandum;

     9.4. agreements regarding compensation dependent on profit or turnover and/or profit sharing which have caused an annual payment in excess of DM 150,000 -- in each individual case during the last financial year 1996 except for those listed in the Disclosure Memorandum.

     9.5. contractual competition restraints ("Wettbewerbsbeschrankung") restricting the present business activities of the O&K Mining Group in a detrimental way, except exclusivity agreements for distributors and/or agents or similar arrangements;

     9.6. contingent  or  actual   repayment   obligations  in  connection  with
          subsidies received by the O&K Mining Group except as disclosed to Buyer;

     9.7. proceedings before court, administrative authorities, or arbitration bodies, investigations by administrative authorities where the O&K Mining Group is a party to and where properties or assets of the O&K

          Mining Group are involved in, with an aggregate value in dispute ("Streitwert") in excess of DM 500,000, except as disclosed in the Disclosure Memorandum;

     9.8. forward contracts regarding goods, foreign currencies and interest ("Waren, Devisen und Zinstermingeschafte"), except as listed in the Disclosure Memorandum and/or with the exception of hedging contracts ("Kurssicherungsgeschafte"), in connection with the delivery of products of the O&K Mining Group to foreign customers or with the purchase from foreign suppliers by the O&K Mining Group;

     9.9. commitments to pay out loans, or loans which have been paid out, by the O&K Mining Group to third parties which provide for a repayment obligation of such third party in excess of DM 100,000 in each individual case, unless disclosed in the notarized Disclosure Memorandum.

     9.10.binding distribution agreements (distributorship or commercial agent agreements) ("Eigenhandler-oder Handelsvertrelervertrage") including commission arrangements under which a company of the O&K Mining Group has made a turnover during the financial year 1996 in excess of DM 5,000,000, in each individual case with the exception of those listed in the Disclosure Memorandum (disclosing separately the respective company of the O&K Mining Group as distributor or commercial agent and/or a third party as distributor or commercial agent of the respective company of the O&K Mining Group);

     9.11.orders by the companies of the O&K Mining Group for investments in fixed assets exceeding DM 1.5 million in each individual case; the aforesaid does not apply to any such orders in the ordinary course of business or orders listed in the notarized Disclosure Memorandum.

     9.12.any enforceable ("vollstreckbares") judgment or order rendered by court or administrative proceedings or by any settlements entered into in such context which would substantially impair or restrict the O&K Mining Group in conducting its business in acquiring or selling of goods or assets or in competing in the market.

     9.13.any cash management and clearing except with Seller and/or any other company of the O&K Mining Group.

10. Course of Business Following January 1, 1997, and Following Signing of this Agreement

     10.1.The business of O&K Mining GmbH and of the companies listed in Section
          1 para. 3 has been conducted between January 1, 1997 and signing of this Agreement in the ordinary course of business.

     10.2.The seller  will  conduct  the  business  of O&K  Mining  GmbH and the companies listed in Section 1 para. 3 as of the date of signing of this Agreement through the date of execution in rem of this Agreement in the ordinary course of business. As this Agreement shall become economically effective upon expiry of December 31, 1997, as from January 1, 1998, Seller will consult in advance, or in case prior consultation is impossible, due to imminent risks or urgency, immediately thereafter, all major business decisions with the Buyer.

          Major business decisions means those transactions and measures which require shareholders' approval pursuant to section 12 of the rules of procedures ("Geschaftsordnung") for the managing board of the O&K Mining GmbH disclosed in the Disclosure Memorandum. Seller shall properly take into consideration any objections which Buyer may raise against any such major business decision and shall take full responsibility pursuant to Section 8 hereof, in case seller sets aside any such objections.

                                    Section 8

              Remedies for Breach of Guaranties/Liability of Seller

1. If one of the aforesaid guaranties is not true or correct at the date of signing of this Agreement or, if applicable, on the Effective Date and/or the Closing Date, the Seller shall put the Buyer and/or the O&K Mining Group in a position as if the respective guaranty had been true and correct. Damages which are covered by an insurance or which would have been covered by an insurance which existed at the Effective Date, but which has not been continued, cannot be claimed. Claims for consequential damages and a loss of profits are hereby expressly waived and excluded.

2. Guaranty claims and all statutory liability claims ("gesetzliche Haftungsanspruche"), if any, can only be made if and to the extent they exceed an amount of DM 1,000,000 in the aggregate plus those amounts which:

     2.1. until the expiry of the guaranty period are paid on accounts receivables which have already been completely written off or depreciated in the last annual financial statements of O&K Mining GmbH and/or one of the companies listed in Section 1 para. 3 of this Agreement, or which, as far as the claims have only been partly written off or depreciated, are paid for such part written off or adjusted as to their value, or

     2.2. until the expiry of the guaranty period result from the liquidation of accruals reflected in the 1997 Annual Financial Statements respectively the last annual financial statements of O&K Mining GmbH and/or one of the companies mentioned in Section 1 para. 3, because such accruals have become unnecessary or excessive.

          If the amount mentioned in sentence 1 above exceeded, only the exceeding amount can be claimed.

3. Guaranty claims for tax liabilities cannot be raised to the extent such an additional expenditure for taxes is compensated by future tax savings (due to mere periodic shifts).

4. If and to the extent a third party assets a claim against O&K Mining GmbH and/or one of the companies listed in Section 1 para. 3 and/or the Buyer which might lead to a liability of the Seller under the aforementioned guaranties, the Buyer shall notify the Seller immediately and shall give the Seller the unrestricted opportunity to defend such claims. All costs and expenses related thereto shall be advanced and shall be borne by the Seller. As far as it is necessary and appropriate in order to defend claims raised by third parties and/or the Buyer which may lead to liabilities of the Seller vis-a-vis the Buyer, the Buyer shall grant the Seller the right at Seller's own expense to inspect the books, records, and documents of O&K

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                                       19


     Mining Group during normal business hours. In case the Buyer fails to comply with one of the aforesaid obligations, the respective claims of the Buyer against the Seller shall be excluded.

5. Except for Buyer's claims under Section 7, para. 11.1 para 12.3 hereabove, all claims of the Buyer based on the aforesaid provisions (including those from statutary liability claims, if any) shall become statute-barred 18 months following Closing Date. Claims under Section 7, para 1 and 11, paras. 2 and 3 shall become statute-barred five years following the Effective Date. The aforesaid limitation periods shall not apply to any claims based on additional tax liabilities or obligations to pay social security contributions or other public impositions, levies, and charges under the public law, if any. Such claims shall become statute-barred six months after the respective assessment or corrective assessment of the tax authorities, the social security authorities or of any other public authority will have become final or finally adjudicated (res judicata).

6. Facts and/or circumstances disclosed, mentioned, or included in the Disclosure Memorandum to this Agreement, or in the document deposited with the Notary, or any document referred to in the Disclosure Memorandum shall constitute an integral part of the guaranties under Section 7, excluding any liability of the Seller, and shall be deemed to be disclosed and known to the Buyer. The same shall apply to those facts and circumstances which are known otherwise by the Buyer and/or its advisors upon signing of this Agreement.

7. The liability of the Seller arising out of and in connection with this Agreement or from statutory liability claims, if any, in particular, without limitation, relating to any guaranty claims, shall in the aggregate be limited to a part of the Purchase Price in a maximum amount of DM 40,000,000.

8. The parties agree that the guarantees under Section 7, paras. 11.1 and 12.3 shall not be subject to the DM 1 Mio. threshold under para 2, the maximum amount under para. 8, and shall become statute-barred within the period as stipulated in Section 195 German Civil Code.


                                    Section 9

                             Covenant Not to Compete

1. The Seller undertakes, for a period of three years as of the Effective Date, to refrain from competing with the O&K Mining Group in respect of large hydraulic excavators > RH 40, either indirectly or directly, in particular by incorporation of, participation in or consulting of other enterprises.

2. The Buyer hereby represents and guarantees that the O&K Mining Group shall in any case refrain from own distribution of the large hydraulic excavators RH 25 in the NAFTA markets at least until September 30, 2000, and that the O&K Mining Group shall deliver the RH 25s determined for these markets exclusively in an OEM version for the account of the construction machine division of the Seller to its customers in the NAFTA markets.

3. Seller undertakes, for a period of three years as of the Effective Date, not to develop and produce, either indirectly or directly, hydraulic excavators which compete with the RH 30 and RH 40 being part of the product program of O&K Mining GmbH, provided that Buyer supplies Seller with RH 30

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                                       20


     and RH 40 from O&K Mining GmbH's production (or from the production of any third party as subcontractor for the O&K Mining Group) provided that Seller will not use such supplies in the mining business; the aforementioned undertaking shall not apply where such hydraulic excavators are obtainable on more favorable terms elsewhere and Buyer is not prepared to offer the same terms provided that Seller will not use such supplies in the mining business. Buyer undertakes for the same period that the O&K Mining Group shall not develop and produce, either indirectly or directly, hydraulic excavators which compete with the RH 25 of the product program of the construction business provided that Seller supplies Buyer with RH 25 from his own production (or from the production of any third party as subcontractor for Seller); the aforementioned undertaking shall not apply where such hydraulic excavator is obtainable on more favorable terms elsewhere and Seller is not prepared to offer the same terms.


                                   Section 10

                           Name and Trademark License

1.   The Seller  shall  grant to O&K  Mining  GmbH and the  companies  listed in
     Section 1 para. 3 the assignable, free, and unlimited in time license to use within the mining business the elements of the name "O&K" and/or "Orenstein & Koppel" within its names, and to make use of the trademarks "O&K" internationally registered on behalf of the Seller in different configurations for the mining business, including designation of large hydraulic excavators and pertinent components, equipment, and parts produced by them as well as to utilize them in trade on business papers, catalogs, et al., except for the manufacturing distribution and marketing of RH 25. Such license is granted as an exclusive license with respect to mining equipment. Where the aforementioned trademarks can be registered separately from the construction business exclusively for the specific purposes of the mining business and assigned to the O&K Mining GmbH, Buyer may require that Seller shall assign at Buyer's expense such separated trademark for the mining business to O&K Mining GmbH.

2. The Buyer undertakes to ensure that the name and logo and the trademarks "O&K" and "Orenstein & Koppel" shall not be used by O&K Mining GmbH and the companies listed in Section 1 para. 3 in any other form than licensed.

3. All intellectual property rights (including, but not limited to, patents, trademarks, logos, know-how documentation of whatever kind, CAD licenses, etc., as hereafter referred to as Technology Rights as ever used by or for the benefit of O&K Mining Group, shall continue to be made available by Seller to O&K Mining Group as follows:

     3.1. Technology Rights which have been solely and exclusively used by/for O&K Mining Group or its products and which will be or have been registered in Seller's name shall be assigned and transferred to O&K Mining GmbH so that O&K Mining GmbH shall become new registered owner.

     3.2. Technology Rights, which (i) have been used mutually by/for O&K Mining Group and O&K AG, and (ii) which have been used predominantly (to be ascertained by turn-over derived from such use) by O&K Mining Group or its products, shall be assigned and transferred to O&K Mining GmbH as under (3.1), however, with the proviso that O&K Mining GmbH shall grant a non-transferable, exclusive and royalty-free license for the

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                                       21


           construction business of O&K AG, which is unlimited in time.

     3.3. Technology Rights other than under (3.1) and (3.2) shall be made available by Seller to O&K Mining Group by a non-transferable, exclusive, royalty-free license for the design, manufacture and/or distribution of mining equipment, which shall be unlimited in time.

     It is understood that any such Technology Right made available to O&K Mining Group shall be for the purpose of designing, manufacturing and/or distributing mining equipment only. Where legally possible, the use of such Technology Right for the design, production, or distribution of construction equipment may be retained or kept by Seller or Seller's respective affiliates.


                                   Section 11

                                 Merger Control

1. This Agreement is subject to the condition precedent that Seller and/or Buyer have obtained a nil obstat letter (Nichtuntersagungsverfugung") of the German Federal Cartel Office or that the respective applicable time period (Section 24a, para. 2 Act against Restraint of Competition/GWB) during which the Federal Cartel Office may prohibit the transaction contemplated hereunder pursuant to Section 24 Act against Restraint of Competition/GWB has expired without the German Federal Cartel Office having prohibited the transaction contemplated hereunder.

     The parties shall use their best efforts to notify the merger hereunder under Section 23, et seq. Act against Restraint of Competition/GWB to the Federal Cartel Office as well as to any other authorities competent for the merger control immediately after signing of this Agreement and to obtain a nil obstat letter (Nichtuntersagungsverfugung") of the German Federal Cartel Office and of any other authority competent for the merger control.

2. This Agreement is further subject to approval of the competente US merger control authorities under the [US Hart-Scott-Rodino Anti-Trust Improvements Act of 1976, as amended and the rules and regulations thereunder or the elapse of the respective applicable waiting periods.]


                                   Section 12

                                 Costs and Taxes

1. Each party shall bear its own costs and expenses which have accrued or will accrue in connection with the preparation and execution of this Agreement, including the costs of their advisors, including cartel law advisors.

2. Costs of this Agreement and its consummation, in particular the notarization costs shall be borne by Buyer. The same applies with respect to all costs out of and in connection with the merger control in the US. Any registration costs and the costs of the authorities competent for the merger control in Germany and any other country outside the US shall be shared equally by Buyer and Seller.

3. Any transfer taxes ("Verkehrsteuern") imposed in connection with the execution and consummation of this Agreement shall be shared equally by Buyer and Seller.


                                   Section 13

                                 Final Provision

Any further claims of the Buyer of whatsoever nature or on whatsoever legal basis, in particular, without limitation, any guaranty claims of the Buyer other than those expressly agreed upon under this Agreement, are hereby expressly waived and excluded. This shall in particular apply to claims based on breach of contract ("positive Forderungsverletzung") and/or claims to reduce the Purchase Price or any right to rescind this Agreement ("Wandlung"). The aforementioned does not apply for claims for precontractual default (culpa in contrahendo). The right to withdraw from this Agreement, notwithstanding the provision under
Section 5, paras. 4 and Section 6, is hereby also waived and excluded.

                                   Section 14

                                  Miscellaneous

1. This Agreement shall be subject to the substantive law of the Federal Republic of Germany. Exclusive jurisdiction for any and all disputes arising out of or in connection with this Agreement and its consummation shall be with the competent courts of Berlin.

2. Changes and amendments to this Agreement shall be made in writing, unless notarization is required. The same shall apply to any change of this clause itself.

3. Should any provision of this Agreement be or become invalid, the validity of the remaining provisions of this Agreement shall remain unaffected thereby. The same shall apply if the Agreement contains any omission. The invalid provision or the omission shall be replaced or completed by such provision which, to the extent legally possible, comes as close as possible to what the parties hereto had intended, in particular as to measure of performance, time or time limits, or to what they would have intended, if they had considered the specific issue.

4. The parties hereto shall agree on all press releases in connection with the execution and consummation of this Agreement.

5.   This Agreement will be executed in the German language only.